AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2001

                                                      REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                IMRGLOBAL CORP.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)



                 FLORIDA                                 59-2911475
    -------------------------------        ------------------------------------
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation or Organization)

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                           100 SOUTH MISSOURI AVENUE
                            CLEARWATER, FLORIDA 33756
                                 (727) 467-8000
    -------------------------------------------------------------------------
    (Address of Registrant's Principal Executive Offices, including Zip Code)



                                IMRGLOBAL CORP.
                       1999 EMPLOYEE STOCK INCENTIVE PLAN
                       ----------------------------------
                            (Full Title of the Plan)

                                Dilip Patel, Esq.
                  Vice President-General Counsel and Secretary
                                 IMRglobal Corp.
                            100 South Missouri Avenue
                              Clearwater, Florida 33756
                                 (727) 467-8000
                   ------------------------------------------
                      (Name, address, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                              Amount to        Proposed Maximum         Proposed Maximum            Amount of
                                                 be             Offering Price              Aggregate              Registration
  Title of Securities to be Registered       Registered            Per Share             Offering Price               Fee(3)
-------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.10 per           1,000,000(2)          $  5.7660                $  5,766,000              $ 1,441.50
share(1)

------------------------------------------------------------------------------------------------------------------------------

(1) 2,000,000 shares relating to the IMRglobal Corp. 1999 Employee Stock Incentive Plan were registered with the SEC on Form S-8 in September 1999 (Reg. No. 333-86753).

(2) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover such additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the IMRglobal Corp. 1999 Employee Stock Incentive Plan.

(3) Under Rule 457(h) of the Securities Act of 1933, as amended, the registration fee may be calculated based upon the average of the high and low sales prices of the common stock of IMRglobal Corp. as reported on the NASDAQ National Market on March 21, 2001 (a date within 5 business days prior to filing of this Registration Statement) of $5.7660 per share for a total offering of $5,766,000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENT BY REFERENCE

         This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 and relating to the IMRglobal Corp. 1999 Employee Stock Incentive Plan, is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the registration statement on Form S-8, filed by IMRglobal Corp. with respect to the IMRglobal Corp. 1999 Employee Stock Incentive Plan (333-86753), (which in turn incorporates other documents by reference) are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, IMRglobal Corp. certifies that it has reasonable ground to believe that it meets all of the requirements for filing a registration statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the city of Clearwater in the State of Florida, on this 26th day of March, 2001.

                                     IMRGLOBAL CORP.

                                     By: /s/ SATISH K. SANAN
                                         ---------------------------------------
                                         Satish K. Sanan
                                         Chairman of the Board and
                                         Chief Executive officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Satish K. Sanan and Dilip Patel, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


By: /s/ SATISH K. SANAN
    ------------------------------------------
    Name:  Satish K. Sanan
    Title: Chairman & Chief Executive Officer
           (Principal Executive Officer)

    Dated March 26, 2001


By: /s/ VICENT ADDONISIO                        By: /s/ MICHAEL J. DEAN
    ------------------------------------------      -------------------------------
    Name:   Vincent Addonisio                       Name:   Michael J. Dean
    Title:  Executive Vice President,               Title:  Chief Financial Officer
            Chief Administrative Officer, and               (Principal Financial &
            Director                                        Accounting Officer)

    Dated March 26, 2001                            Dated March 26, 2001


By: /s/ PHILIP SHIPPERLEE                        By: /s/ CHARLES C. LUTHIN
    ------------------------------------------      -------------------------------
    Name:   Philip Shipperlee                      Name:   Charles C. Luthin
    Title:  Senior Vice President & Director       Title:  Director

    Dated March 26, 2001                            Dated March 26, 2001


By: /s/JEFFERY S. SLOWGROVE
    ------------------------------------------
    Name: Jeffery S. Slowgrove
    Title:  Director

    Dated March 26, 2001

                                INDEX OF EXHIBITS

EXHIBIT           DOCUMENT
-------           --------

4.1               First Amendment to the 1999 Employee Stock Incentive Plan

5.1               Opinion regarding legality

23.1              Consent of Independent Certified Public Accountants

23.2 Consent of Counsel for opinion regarding legality (included within Exhibit 5.1)